Exhibit 23







                          CONSENT OF ERNST & YOUNG LLP,
                              INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the ReadiCare, Inc. 1991 Stock Option Plan and the ReadiCare, Inc. Stock Option Plan for Non-Employee Directors of our report dated May 23, 1996, with respect to the consolidated financial statements and schedule of HEALTHSOUTH Corporation included in its Annual Report (Form 10-K/A) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                                                ERNST & YOUNG LLP

Birmingham, Alabama
December 16, 1996